As filed with the Securities and Exchange Commission on August 4, 2021
                                    Registration No. 333-
________________________________________________________________________________________________________
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COWEN INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-0423711 (I.R.S. Employer Identification No.)

599 Lexington Avenue
New York, New York 10022
(212) 845-7900
(Address, including zip code of Principal Executive Offices)

Cowen Inc. 2020 Equity Incentive Plan
(Full title of the plan)

Owen S. Littman
General Counsel
Cowen Inc.
599 Lexington Avenue
New York, New York 10022
(212) 845-7900
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of agent for service)

Copies to:
David K. Boston, Esq.
Laura L. Delanoy, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A Common Stock, par value $0.01 per share	2,000,000	$39.23	$78,460,000.00	$8,559.99

(1)    Represents 2,000,000 shares of the Class A Common Stock of Cowen Inc., par value $0.01 per share (the “Class A Common Stock”), issuable pursuant to the Cowen Inc. 2020 Equity Incentive Plan (the “Plan”). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends, or similar transactions effected without receipt of consideration.

(2)    Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, based upon the average of the high and low prices per share of the Class A Common Stock on July 28, 2021, as reported by the NASDAQ Global Select Market.

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EXPLANATORY NOTE
On July 24, 2020, Cowen Inc. (the “Company”) filed a Registration Statement on Form S-8 (File No. 333-240099) (the “Prior Registration Statement”) to register 3,000,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), which may be issued under the Cowen Inc. 2020 Equity Incentive Plan (the “Plan”). On June 24, 2021, at the Company’s Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to the Plan to increase the number of shares of Class A Common Stock available for issuance thereunder by an additional 2,000,000 shares.
Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is filed by the Company to register the 2,000,000 shares of Class A Common Stock which were approved by the Company’s stockholders at its Annual Meeting of Stockholders on June 24, 2021. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, including all exhibits filed therewith or incorporated therein by reference, except as supplemented, amended or superseded by the information set forth below.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the Commission. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents, filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into the Registration Statement:
(a)the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 3, 2021, and its Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed on April 30, 2021;
(b)the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 3, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on July 30, 2021;

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(c)the Company’s Current Reports on Form 8-K, filed on January 26, 2021, March 30, 2021, April 29, 2021, June 25, 2021, and July 28, 2021; and
(d)the description of the Company’s Class A Common Stock, par value $0.01 per share, which is contained in the Company’s Registration Statement on Form S-1, as amended (File No. 333-163372, initially filed with the Commission on November 25, 2009), including any amendment or report for the purpose of updating such description.
In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. Nothing in this Registration Statement shall be deemed to incorporate by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission pursuant to applicable securities laws and regulations unless the Company expressly provides to the contrary that such documents or portions thereof are incorporated by reference herein.
Item 8.        EXHIBITS
Exhibit No.        Description of Exhibit

5	Opinion of Willkie Farr & Gallagher LLP as to the validity of shares to be issued.
23.1	Consent of Willkie Farr & Gallagher LLP (included in the opinion filed as Exhibit 5 hereto).
23.2	Consent of KPMG LLP - Independent Registered Public Accounting Firm.
24	Power of Attorney (included on signature page hereto).
99.1
Cowen Inc. 2020 Equity Incentive Plan (As Amended and Restated Effective May 19, 2021) (incorporated by reference to Appendix A to the Definitive Proxy Statement of Cowen Inc. on Schedule 14A filed with the Commission on May 21, 2021).

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of August, 2021.
COWEN INC.
By: /s/ Owen S. Littman
Name:    Owen S. Littman
Title:    General Counsel

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Cowen Inc., hereby severally constitute and appoint Jeffrey M. Solomon, Stephen A. Lasota and Owen S. Littman, or any of them, our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to the Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Cowen Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeffrey M. Solomon	Chief Executive Officer and Chairman of the Board	August 4, 2021
Name: Jeffrey M. Solomon	(Principal Executive Officer)

/s/ Stephen A. Lasota	Chief Financial Officer	August 4, 2021
Name: Stephen A. Lasota	(Principal Financial Officer and Principal Accounting Officer)

/s/ Brett Barth	Director	August 4, 2021
Name: Brett Barth

/s/ Katherine E. Dietze	Director	August 4, 2021
Name: Katherine E. Dietze

/s/ Gregg A. Gonsalves	Director	August 4, 2021
Name: Gregg A. Gonsalves

/s/ Steven Kotler	Director	August 4, 2021
Name: Steven Kotler

/s/ Lawrence E. Leibowitz	Director	August 4, 2021
Name: Lawrence E. Leibowitz

/s/ Margaret L. Poster	Director	August 4, 2021
Name: Margaret L. Poster

/s/ Douglas A Rediker	Director	August 4, 2021
Name: Douglas A. Rediker